As filed with the Securities and Exchange Commission on September 6, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
(Exact Name of Registrant as specified in its charter)
Delaware		05-0569368
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)
1300 South 2nd Street
Pekin, IL 61555
(Address including zip code of Principal Executive Offices)

AVENTINE RENEWABLE ENERGY HOLDINGS, INC.
2003 STOCK INCENTIVE PLAN
(Full title of the plan)

Ronald H. Miller
President & Chief Executive Officer
Aventine Renewable Energy Holdings, Inc.
1300 South 2nd Street
Pekin, IL 61555
(309) 347-9200

(Name, address and telephone number, including area code, of agent for service)

Copy to:
Richard D. Truesdell, Jr., Esq.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
212-450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock, par value $0.001 per	1,038,750(2)	$27.43(2)	$28,492,912.50(1)(2)	$3,048.74
share	3,232,057(3)	$ 6.42(3)	$20,749,805.94(1)(3)	$2,220.23
TOTAL	4,270,807		$49,242,718.44	$5,268.97
(1)	Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)

Estimated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of computing the registration fee, based on the average of the high and low prices of the securities being registered hereby under the Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (the “Plan”) on the New York Stock Exchange on August 31, 2006.

(3)	Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee of options and restricted shares granted and outstanding under the Plan, based on a weighted average exercise price or weighted average grant date fair market value, as applicable, of $6.42.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 (the “Registration Statement”) is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act and the introductory note to Part I of the Registration Statement. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the “Commission”) by Aventine Renewable Energy Holdings, Inc. (the “Company” or the “Registrant”) pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference.

     (1) The Company’s prospectus filed on June 30, 2006, as amended, pursuant to Rule 424(b) under the Securities Act (Securities Act Registration No. 333-132860) (the “Prospectus”).

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act (Exchange Act File No. 001-32922) subsequent to the filing of the Prospectus.

     (3) The description of the Company’s capital stock which is contained in the Company’s Form 8-A filed pursuant to the Exchange Act (Exchange Act File No. 001-32922), and any amendment filed to update such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Article Tenth of the Company’s Amended and Restated Certificate of Incorporation provides for indemnification by the Company of its directors and officers to the fullest extent permitted by the DGCL.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company has adopted provisions in its certificate of incorporation that limit or eliminate the personal liability of its directors to the maximum extent permitted by the DGCL.

     As permitted by the DGCL, the Company’s certificate of incorporation and bylaws provide that:

•	the Company must indemnify its board members and officers to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	the Company may purchase and maintain insurance on behalf of its current or former board members, officers, employees or agents against any liability asserted against them and incurred by them in any such capacity, or arising out of their status as such; and

     The Company may enter into separate indemnification agreements with each of its board members and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require the Company, among other things, to indemnify its board members and officers against liabilities that may arise by reason of their status or service as board members and officers, other than liabilities arising from willful misconduct. These indemnification agreements may also require the Company to advance any expenses incurred by the board members and officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors' and officers' insurance if available on reasonable terms.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8. EXHIBITS

4.1

Amended and Restated Certificate of Incorporation of Aventine Renewable Energy Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Form S-1 filed on March 30, 2006 (Commission File No. 333-132860)).*

4.2	Amended and Restated Bylaws of Aventine Renewable Energy Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-1/A filed on June 13, 2006 (Commission File No. 333-132860)).*

5	Opinion of Davis Polk & Wardwell.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (included on the signature pages hereof).

99	Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Form S-1 filed on March 30, 2006 (Commission File No. 333-132860)).*

*Incorporated by reference.

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ITEM 9. REQUIRED UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for the purpose of determining liability under the Securities Act to any purchaser:

     (i) If the Registrant is relying on Rule 430B:

     (A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

     (ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a

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document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

     The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pekin, State of Illinois, on the 6th day of September, 2006.

Aventine Renewable Energy Holdings, Inc.

By:	/s/ Ronald H. Miller

	Name:	Ronald H. Miller
	Title:	President and Chief Executive Officer

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     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints William J. Brennan as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the Commission in respect thereof, in connection with the filing with the Commission of this Registration Statement on Form S-8 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ronald H. Miller	President, Chief Executive Officer and Director	September 6, 2006

Ronald H. Miller

/s/ Ajay Sabherwal	Chief Financial Officer	September 6, 2006

Ajay Sabherwal

/s/ William J. Brennan	Chief Accounting and Compliance Officer	September 6, 2006

William J. Brennan

/s/ Leigh Abramson	Director	September 6, 2006

Leigh Abramson

/s/ Richard A. Derbes	Director	September 6, 2006

Richard A. Derbes

	Director	September 6, 2006

Farokh Hakimi

/s/ Michael C. Hoffman	Director	September 6, 2006

Michael C. Hoffman

/s/ Wayne D. Kuhn	Director	September 6, 2006

Wayne D. Kuhn

/s/ Bobby L. Latham	Director	September 6, 2006

Bobby L. Latham

EXHIBIT INDEX

4.1

Amended and Restated Certificate of Incorporation of Aventine Renewable Energy Holdings, Inc. (incorporated herein by reference to Exhibit 3.1 to the Form S-1 filed on March 30, 2006 (Commission File No. 333-132860)).*

4.2	Amended and Restated Bylaws of Aventine Renewable Energy Holdings, Inc. (incorporated herein by reference to Exhibit 3.2 to the Form S-1/A filed on June 13, 2006 (Commission File No. 333-132860)).*

5	Opinion of Davis Polk & Wardwell.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Davis Polk & Wardwell (included in Exhibit 5).

24	Powers of attorney (including on the signature pages hereof).

99	Aventine Renewable Energy Holdings, Inc. 2003 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.6 to the Form S-1 filed on March 30, 2006 (Commission File No. 333-132860)).*

*Incorporated by reference.